Exhibit 99.2

FOR IMMEDIATE RELEASE:

FINANCIAL CONTACT:	MEDIA CONTACT:
Melissa Poole	Jeff Beckman
717-534-7556	717-534-8090

THE HERSHEY COMPANY ANNOUNCES PRICING OF
$300,000,000 2.050% NOTES DUE 2024,
$300,000,000 2.450% NOTES DUE 2029
AND $400,000,000 3.125% NOTES DUE 2049

HERSHEY, Pa., October 28, 2019 - The Hershey Company (NYSE: HSY) announced today the pricing of its offering of $300,000,000 of 2.050% notes due 2024, $300,000,000 of 2.450% notes due 2029 and $400,000,000 of 3.125% notes due 2049 (the “Notes Offering”) in a public offering. The Hershey Company intends to use the net proceeds of the Notes Offering to repay a portion of the commercial paper it issued to fund its acquisition of ONE Brands, LLC and pay related fees and expenses and for general corporate purposes.

A registration statement relating to the Notes Offering has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes Offering may be made only by means of a prospectus supplement and the accompanying prospectus.

Copies of the prospectus supplement and the accompanying prospectus for the Notes Offering may be obtained by contacting BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC  28255-0001, attention: Prospectus Department, email: dg.prospectus_requests@baml.com, toll free at 1-800-294-1322, Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll free at 1-800-831-9146, e-mail at prospectus@citi.com, J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, collect at (212) 834-4533 and RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281 toll-free number: (866) 375-6829, fax: (212) 658-6137, email: rbcnyfixedincomeprospectus@rbccm.com.

About The Hershey Company
The Hershey Company, celebrating its 125th anniversary in 2019, is headquartered in Hershey, Pa., and is an industry-leading snacks company known for making more moments of goodness through its iconic brands, remarkable people and community impact. Hershey has approximately 16,500 employees around the world who work every day to deliver delicious, quality products. The company has more than 80 brands around the world that drive more than $7.8 billion in annual revenues, including such iconic brand names as Hershey’s, Reese’s, Kit Kat, Jolly Rancher, Ice Breakers, SkinnyPop and Pirate’s Booty.

For 125 years, Hershey has been committed to operating fairly, ethically and sustainably. Hershey founder, Milton Hershey, created the Milton Hershey School in 1909 and since then the company has focused on helping children succeed.

Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Many of these forward-looking statements can be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the company’s securities. Factors that could cause results to differ materially include, but are not limited to: issues or concerns related to the quality and safety of our products, ingredients or packaging; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; disruption to our manufacturing operations or supply chain; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; our ability to hire, engage and retain a talented global workforce; our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design or implementation of our new enterprise resource planning system; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2018. All information in this press release is as of October 28, 2019. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.